                                  EXHIBIT 11.1
             STATEMENT REGARDING CALCULATION OF NET LOSS PER SHARE

                                                                    EXHIBIT 11.1

                           NPS PHARMACEUTICALS, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)
             STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE

                                                                 YEARS ENDED DECEMBER 31,
                                         ------------------------------------------------------------------------
                                             1992           1993           1994          1995           1996
                                         -------------  -------------  ------------  -------------  -------------
Net loss...............................  $  (2,607,359) $  (7,158,581) $  6,756,333  $  (3,318,091) $   6,104,687
                                         -------------  -------------  ------------  -------------  -------------
                                         -------------  -------------  ------------  -------------  -------------
Weighted average common shares
  outstanding during the period........      1,076,500      1,208,100     5,977,300      6,924,400     10,335,298
Weighted average common stock
  equivalents outstanding during the
  period...............................       --             --             --            --              750,742
Weighted average preferred shares, as
  converted to common stock,
  outstanding during the period........      1,466,200      2,339,600       --            --             --
Stock options treated in accordance
  with Staff Accounting Bulletin No.
  83...................................        203,300        203,300       --            --             --
                                         -------------  -------------  ------------  -------------  -------------
Shares used in Computation.............      2,746,000      3,751,000     5,977,300      6,924,400     11,086,040
                                         -------------  -------------  ------------  -------------  -------------
                                         -------------  -------------  ------------  -------------  -------------
Net Loss per share.....................  $       (0.95) $       (1.91) $       1.13  $       (0.48) $        0.55
                                         -------------  -------------  ------------  -------------  -------------
                                         -------------  -------------  ------------  -------------  -------------